Exhibit 10.2

AZIYO BIOLOGICS, INC.
2020 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Aziyo Biologics, Inc. 2020 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of Aziyo Biologics, Inc. (the “Company”) by linking the individual interests of Directors, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Directors, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1                  “Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

2.2                  “Affiliate” shall mean (a) any Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

2.3                  “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4                  “Applicable Law” shall mean any applicable law, including, without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5                  “Automatic Exercise Date” shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable).

2.6                  “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

2.7                  “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.8                  “Board” shall mean the Board of Directors of the Company.

2.9                  “Change in Control” shall mean and includes each of the following:

(a)               A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company possessing more than 50 % of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any of its Subsidiaries; (ii) any acquisition by an employee benefit plan maintained by the Company or any of its Subsidiaries, (iii) any acquisition which complies with Sections 2.9(c)(i), 2.9(c)(ii) or 2.9(c)(iii); or (iv) in respect of an Award held by a particular Holder, any acquisition by the Holder or any group of persons including the Holder (or any entity controlled by the Holder or any group of persons including the Holder); or

(b)               The Incumbent Directors cease for any reason to constitute a majority of the Board;

(c)               The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)                 which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)                after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

(iii)               after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

(d)               The date which is 10 business days prior to the completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.10                “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.11                “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board which may be comprised of one or more Directors and/or executive officers of the Company as appointed by the Board, to the extent permitted in accordance with Applicable Law.

2.12                “Common Stock” shall mean the Class A common stock of the Company.

2.13                “Company” shall have the meaning set forth in Article 1.

2.14                “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any parent of the Company or Affiliate who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.15                “Director” shall mean a member of the Board, as constituted from time to time.

2.16                “Director Limit” shall have the meaning set forth in Section 4.6.

2.17                “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.18                “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19                “Effective Date” shall mean the day prior to the Public Trading Date.

2.20                “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

2.21                “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any parent of the Company or Affiliate.

2.22                “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.23                “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24                “Exchange Program” shall mean a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Holders would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

2.25                “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a)               If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market and the Nasdaq Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)               If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)               If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in its discretion.

Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

2.26                “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.27                “Holder” shall mean a person who has been granted an Award.

2.28                “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29                “Incumbent Directors” shall mean for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or 2.8(c)) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.30                “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.31                “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.32                “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.33                “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.34                “Option Term” shall have the meaning set forth in Section 5.4.

2.35                “Organizational Documents” shall mean, collectively, the Company’s certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company.

2.36                “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

2.37                “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.38                “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period.

2.39                “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, business unit, or an individual. The achievement of each Performance Goal shall be determined with reference to Applicable Accounting Standards or other methodology as determined appropriate by the Administrator.

2.40                “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.

2.41                “Plan” shall have the meaning set forth in Article 1.

2.42                “Prior Plan” shall mean the Aziyo Biologics, Inc. 2015 Stock Option/Stock Issuance Plan, as amended.

2.43                “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.44                “Public Trading Date” shall mean the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.45                “Restricted Stock” shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.46                “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 8.

2.47                “SAR Term” shall have the meaning set forth in Section 5.4.

2.48                “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

2.49                “Securities Act” shall mean the Securities Act of 1933, as amended.

2.50                “Shares” shall mean shares of Common Stock.

2.51                “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting (x) the exercise price per share of such Award from (y) the Fair Market Value on the date of exercise of such Award by (ii) the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

2.52                “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.53                “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.54                “Termination of Service” shall mean the date the Holder ceases to be an Eligible Individual. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1                Number of Shares.

(a)               Subject to Sections 3.1(b) and 12.2, Awards may be made under the Plan covering an aggregate number of Shares equal to the sum of: (i) 1,636,000 and (ii) any Shares which as of the Effective Date are available under issuance under the Prior Plan, or are subject to awards under the Prior Plan which are forfeited or lapse unexercised and which following the Effective Date are not issued under the Prior Plan; and (iii) an annual increase on the first day of each calendar year beginning on January 1, 2021 and ending on and including January 1, 2030, equal to the lesser of (A) 4% of the Shares outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of Shares as determined by the Board; provided, however, no more than 1,636,000 Shares may be issued upon the exercise of Incentive Stock Options. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

(b)               If (i) any Shares are forfeited or expire, are surrendered pursuant to an Exchange Program, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or such Award is settled for cash (in whole or in part) (including Shares repurchased by the Company under Section 7.5 at the same price paid by the Holder) or (ii) after the Effective Date, any Shares subject to an award under the Prior Plan are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, are surrendered pursuant to the Exchange Program or such award under the Prior Plan is settled for cash (in whole or in part) (including Shares repurchased by the Company), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, surrender, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and shall not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right or other stock-settled Award (including Awards that may be settled in cash or stock) that are not issued in connection with the settlement or exercise, as applicable, of the Stock Appreciation Right or other stock-settled Award; and (iv) Shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options. Any Shares repurchased by the Company under Section 7.5 at the same price paid by the Holder so that such Shares are returned to the Company shall again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)               Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and Shares subject to such Substitute Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 3.1(b) above); provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

ARTICLE 4.

GRANTING OF AWARDs

4.1                    Participation. The Administrator may, from time to time, select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the Non-Employee Director Equity Compensation Policy as described in Section 4.6, no Eligible Individual or other person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other person shall participate in the Plan.

4.2                    Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The Administrator, in its sole discretion, may grant Awards to Eligible Individuals that are based on one or more Performance Criteria or achievement of one or more Performance Goals or any such other criteria or goals as the Administrator shall establish.

4.3                    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4                    At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.

4.5                    Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3.1 or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6                    Non-Employee Director Awards.

(a)               Non-Employee Director Equity Compensation Policy. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time.

(b)               Director Limit. Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Equity Compensation Policy, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards or other fees granted to a Non-Employee Director during any calendar year shall not exceed $750,000 (the “Director Limit”), increased to $1,000,000 in the fiscal year of his or her initial service as a Non-Employee Director (the applicable amount, the “Director Limit”). The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

ARTICLE 5.

granting OF OPTIONS and stock appreciation rights

5.1                    Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan, including any limitations in the Plan that apply to Incentive Stock Options.

5.2                    Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including, without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

5.3                    Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

5.4                    Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section 5.4 and without limiting the Company’s rights under Section 10.6, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to Section 10.6 and 12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

5.5                    Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.

ARTICLE 6.

EXERCISE OF OPTIONS and STOCK APPRECIATION RIGHTS

6.1                    Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, unless the Administrator otherwise determines, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

6.2                    Manner of Exercise. All or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)               A written notice of exercise in a form the Administrator approves (which may be electronic) complying with the applicable rules established by the Administrator. The notice shall be signed or otherwise acknowledge electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b)              Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c)               In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d)               Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections 10.1 and 10.2.

6.3                    Expiration of Option Term or SAR Term: Automatic Exercise of In-The-Money Options and Stock Appreciation Rights. Unless otherwise provided by the Administrator in an Award Agreement or otherwise or as otherwise directed by an Option or Stock Appreciation Rights Holder in writing to the Company, each vested and exercisable Option and Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Option or Stock Appreciation Rights Holder or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 10.1(b) or 10.1(c) and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10.2. Unless otherwise determined by the Administrator, this Section 6.3 shall not apply to an Option or Stock Appreciation Right if the Holder of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.3.

6.4                    Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition or other transfers (other than in connection with a Change in Control) of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE 7.

AWARD OF RESTRICTED STOCK

7.1                Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock, or the right to purchase Restricted Stock, to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

7.2                Vesting of Restricted Stock. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate or one or more Performance Goals, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. An Award of Restricted Stock shall only be eligible to vest while the Holder is an Employee, a Consultant or a Director, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock award may become vested subsequent to a Termination of Service in the event of the occurrence of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service, subject to Section 11.7.

7.3                Rights as Stockholders. Subject to Section 7.5, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary dividends or distributions with respect to the Shares may be subject to the restrictions set forth in Section 7.4.

7.4                Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and, unless the Administrator provides otherwise, any property (other than cash) transferred to Holders in connection with an extraordinary dividend or distribution shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement.

7.5                Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement.

7.6                Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 8.

Award of restricted stock units

8.1           Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. A Holder will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

8.2           Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Goals or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. An Award of Restricted Stock Units shall only be eligible to vest while the Holder is an Employee, a Consultant or a Director, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may become vested subsequent to a Termination of Service in the event of the occurrence of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service, subject to Section 11.7.

8.3           Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the applicable portion of the Restricted Stock Unit vests; and (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section 10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

ARTICLE 9.

award of OTHER STOCK OR CASH BASED AWARDS and DIVIDEND EQUIVALENTS

9.1           Other Stock or Cash Based Awards. The Administrator is authorized to grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, Performance Criteria and Performance Goals, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

9.2           Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

ARTICLE 10.

ADditional terms of awards

10.1         Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash, wire transfer of immediately available funds or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2        Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, or in satisfaction of such additional withholding obligations as a Holder may have elected, allow a Holder to satisfy such obligations by any payment means described in Section 10.1 hereof, including without limitation, by allowing such Holder to elect to have the Company or any Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares that may be so withheld or surrendered shall be limited to the number of Shares that have a Fair Market Value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Holder’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

10.3        Transferability of Awards.

(a)          Except as otherwise provided in Sections 10.3(b) and 10.3(c):

(i)             No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)           No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 10.3(a)(i); and

(iii)          During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b)           Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Holder); (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) the transfer of an Award to a Permitted Transferee shall be without consideration. In addition, and further notwithstanding Section 10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)           Notwithstanding Section 10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

10.4        Conditions to Issuance of Shares.

(a)           The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b)           All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c)           The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)           Unless the Administrator otherwise determines, no fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e)           The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

(f)            Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5       Forfeiture and Claw-Back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

10.6       Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section 12.2 or 12.10).

10.7       Lock-Up Period. The Company may, in connection with registering the offering of any Company securities under the Securities Act, prohibit Holders from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter. In order to enforce the foregoing, the Company shall have the right to place restrictive legends on the certificates of any securities of the Company held by the Holder and to impose stop transfer instructions with the Company’s transfer agent with respect to any securities of the Company held by the Holder until the end of such period.

10.8       Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 10.8 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Affiliates may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

ARTICLE 11.

ADMINISTRATION

11.1       Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 11.1 or the Organizational Documents. Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) appointment of Committee members shall be effective upon acceptance of appointment, (b) Committee members may resign at any time by delivering written or electronic notice to the Board and (c) vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 11.6.

11.2       Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 10.6 or Section 12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

11.3       Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither the Administrator nor any member or delegate thereof shall have any liability to any person (including any Holder) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award.

11.4       Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a)            Designate Eligible Individuals to receive Awards;

(b)            Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c)            Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)            Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria and/or Performance Goals, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)            Institute and determine the terms and conditions of an Exchange Program;

(f)             Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g)            Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(h)            Decide all other matters that must be determined in connection with an Award;

(i)              Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(j)             Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(k)            Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

11.5        Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all persons.

11.6        Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 11; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.6 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

11.7        Acceleration. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to accelerate, wholly or partially, the vesting or lapse of restrictions (and, if applicable, the Company shall cease to have a right of repurchase) of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects under Section 12.2.

ARTICLE 12.

MISCELLANEOUS PROVISIONS

12.1        Amendment, Suspension or Termination of the Plan.

(a)          Except as otherwise provided in Section 12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section 10.6 and Section 12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b)          Notwithstanding Section 12.1(a), the Board may not, except as provided in Section 12.2, increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan without approval of the Company’s stockholders given within twelve (12) months before or after such action.

(c)          No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board and (ii) the date the Plan was approved by the Company’s stockholders. The annual increase to the aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan (set forth in Section 3.1(a) hereof) shall terminate on the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board and (ii) the date the Plan was approved by the Company’s stockholders and, from and after such tenth (10th) anniversary, no additional share increases shall occur pursuant to Section 3.1(a) hereof.

12.2        Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)          In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Criteria and Performance Goals with respect thereto); (iv) the grant or exercise price per share for any outstanding Awards under the Plan and (v) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to any Non-Employee Director Compensation Policy adopted in accordance with Section 4.6.

(b)          In the event of any transaction or event described in Section 12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i)             To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

(ii)            To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii)          To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)           To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

(v)            To replace such Award with other rights or property selected by the Administrator; and/or

(vi)           To provide that the Award cannot vest, be exercised or become payable after such event.

(c)          In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.2(a) and 12.2(b):

(i)             The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section 12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii)            The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan).

(d)         Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 12.2, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award (which may include, without limitation, an Award settled in cash) substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s discretion.

(e)          In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting), the Administrator may cause (i) any or all of such Award (or portion thereof) to terminate in exchange for cash, rights or other property pursuant to Section 12.2(b)(i) or (ii) any or all of such Award (or portion thereof) to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Award to lapse. If any such Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.

(f)           For the purposes of this Section 12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(g)         The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h)         Unless otherwise determined by the Administrator, no adjustment or action described in this Section 12.2 or in any other provision of the Plan shall be authorized to the extent it would (i) cause the Plan to violate Section 422(b)(1) of the Code, (ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act, or (iii) cause an Award to fail to be exempt from or comply with Section 409A.

(i)          The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j)          If the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

12.3        Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

12.4        No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

12.5        Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

12.6        Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.7        Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

12.8       Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

12.9        Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.10     Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Affiliates is subject to Section 409A, and such Award or other amount is payable on account of a Holder’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Holder’s Termination of Service, or (ii) the date of the Holder’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

12.11     Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

12.12     Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator (and each delegate thereof pursuant to Section 11.6) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan or any Award Agreement and against and from any and all amounts paid by him or her, with the Board’s approval, in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf and, once the Company gives notice of its intent to assume such defense, the Company shall have sole control over such defense with counsel of the Company’s choosing. The foregoing right of indemnification shall not be available to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of the person seeking indemnity giving rise to the indemnification claim resulted from such person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.13     Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

12.14     Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Aziyo Biologics, Inc. on September 27, 2020.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Aziyo Biologics, Inc. on September 29, 2020.

Executed on this 29th day of September, 2020.

/s/ Jeffrey Hamet
Corporate Secretary

AZIYO BIOLOGICS, INC.
2020 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

Aziyo Biologics, Inc., a Delaware corporation (the “Company”), pursuant to its 2020 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) an option to purchase the number of Shares set forth below (the “Option”). The Option is subject to the terms and conditions set forth in this Stock Option Grant Notice (the “Grant Notice”), the Plan and the Stock Option Agreement attached hereto as Exhibit A including any Appendix thereto (the “Agreement”), each of which is incorporated into this Grant Notice by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Participant:
Grant Date:
Exercise Price Per Share:
Total Exercise Price:
Total Number of Shares Subject to Option:
Expiration Date:	The earlier of (i) ten years as of the Grant Date or (ii) the termination, expiration or cancellation of the Option in accordance with the terms of the Plan.
Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option
Vesting Schedule:

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Plan, the Agreement and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Plan, the Agreement and the Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement and the Grant Notice.

AZIYO BIOLOGICS, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant an Option under the Plan to purchase the number of Shares set forth in the Grant Notice.

Article I.

general

1.1          Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a)        “Cause” shall have the meaning ascribed to such term in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, “Cause” shall mean (i) Participant performing his or her duties, in the good faith opinion of the Board, in a grossly negligent or reckless manner or with willful malfeasance, (ii) Participant exhibiting habitual drunkenness or engaging in substance abuse, (iii) Participant committing any material violation of any state of any state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) or any material violation of any Company Group policy, (iv) Participant willfully failing or refusing to perform in the usual manner at the usual time those duties which he or she regularly and routinely performs in connection with the business of the Company Group or such other duties reasonably related to the capacity in which he or she is employed hereunder which may be assigned to him or her by the Board, (v) Participant performing any material action when specifically and reasonably instructed not to do so by the Chairman or the Board, (vi) Participant materially breaching Participant’s material breach of this Agreement or any other confidentiality, non-compete or non-solicitation covenant with a Company Group Member, (vii) Participant committing any fraud or using or appropriating for his or her personal use or benefit any funds, properties or opportunities of the Company Group not authorized by the Board to be so used or appropriated; or (viii) Participant being convicted of any felony or any other crime related to his or her employment or involving moral turpitude. The Company Group Member shall not be entitled to terminate Participant for Cause pursuant to clause (iii), (iv), (v) or (vi) unless the Company provides written notice stating in reasonable detail the basis for termination and a fifteen (15) day opportunity to cure to Participant (unless (1) the Company reasonably determines that providing such opportunity to cure to Participant is reasonably likely to have a material adverse effect on its business, financial condition, results of operation, prospects or assets, (2) the facts and circumstances underlying such termination are not able to be cured or (3) the Company has previously provided Participant an opportunity to cure the applicable issues; in the case of (1), (2) or (3), the Company may terminate Participant without providing an opportunity to cure).

(b)         “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(c)         “Company Group” shall mean the Company and its Affiliates.

(d)         “Company Group Member” shall mean each member of the Company Group.

(e)          “Disability” shall have the meaning ascribed to such term in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, “Disability” shall mean permanent disability or incapacity as determined in accordance with the Company’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the Board in its good faith judgment based upon inability to perform the essential functions of his or her position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.

1.2       Incorporation of Terms of Plan. Except where this Agreement explicitly states that this Agreement prevails over the Plan, the Option is subject to the terms and conditions set forth in this Agreement and the Plan, each of which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

Article II.
GRANT OF OPTION

2.1        Grant of Option. In consideration of Participant’s past and/or continued employment with or service to any Company Group Member, and for other good and valuable consideration that the Administrator has determined exceeds the aggregate par value of the Shares subject to the Award, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company hereby grants to Participant the Option to purchase any part or all of an aggregate number of Shares set forth in the Grant Notice upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article 12 of the Plan.

2.2         Exercise Price. The exercise price per Share of the Shares subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.

2.3         Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to any Company Group Member. Nothing in the Plan, the Grant Notice or this Agreement shall confer upon Participant any right to continue in the employ or service of any Company Group Member or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between any Company Group Member and Participant.

Article III.
PERIOD OF EXERCISABILITY

3.1          Commencement of Exercisability.

(a)           Subject to Participant’s continued employment with or service to a Company Group Member through the applicable vesting date and subject to anything in the Grant Notice, the Plan or this Agreement to the contrary, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)            Unless otherwise determined by the Administrator or as set forth in a written agreement between Participant and the Company, any portion of the Option that has not become vested and exercisable on or prior to the Cessation Date (including, without limitation, pursuant to any employment or similar agreement by and between Participant and the Company) shall be forfeited on the Cessation Date and shall not thereafter become vested or exercisable.

3.2          Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof. Once the Option becomes unexercisable, it shall be forfeited immediately.

3.3          Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)          The expiration date set forth in the Grant Notice;

(b)           Except as the Administrator may otherwise approve, the expiration of six (6) months from the Cessation Date by reason of Participant’s Termination of Service due to death or, Disability; and

(c)            Except as the Administrator may otherwise approve, immediately upon the Cessation Date by reason of Participant’s Termination of Service by the Company Group for Cause.

(d)            Except as the Administrator may otherwise approve, the expiration of ninety (90) days from the date of Participant’s Termination of Service for any other reason.

Article IV.
EXERCISE OF OPTION

4.1          Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

4.2          Partial Exercise. Subject to Section 5.5, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.

4.3          Additional Requirements. In order for the Company to issue Shares upon the exercise of the Option, Participant hereby agrees to sign any and all documents required by any applicable law and/or reasonably required by the Administrator. Participant further agrees that in the event that the Company and its counsel deem it necessary or advisable, in their sole discretion, the issuance of Shares may be conditioned upon certain representations, warranties, and acknowledgements by Participant.

4.4          Compliance with Law. The Company shall not be obligated to issue any Shares upon the exercise of the Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law.

Article V.
other provisions

5.1           Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)            The Company Group shall have the authority to deduct or withhold, or require Participant to remit to the applicable Company Group Member, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company Group may withhold or Participant may make such payment in one or more of the forms specified below:

(i)       by a bank wire transfer, an ACH (automated clearing house) mechanism, or any other means of electronic funds transfer made payable to the Company Group Member with respect to which the withholding obligation arises;

(ii)       by the deduction of such amount from other compensation payable to Participant;

(iii)      with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by requesting that the Company withhold a net number of Shares issuable upon the exercise of the Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv)        with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company Group based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v)          with respect to any withholding taxes arising in connection with the exercise of the Option, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company Group Member with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Company Group Member at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)          in any combination of the foregoing.

(b)           With respect to any withholding taxes arising in connection with the Option, in the event Participant fails to provide timely payment of all sums required pursuant to Section 5.1(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 5.1(a)(ii) or Section 5.1(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the exercise of the Option to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the exercise of the Option or any other taxable event related to the Option.

(c)          In the event any tax withholding obligation arising in connection with the Option will be satisfied under Section 5.1(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares then issuable upon the exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company Group Member with respect to which the withholding obligation arises. Participant’s acceptance of this Option constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 5.1(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 5.1(c) if such delay will result in a violation of Section 409A.

(d)            In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 5.1(a)(v) or Section 5.1(c) or the payment of the Exercise Price as provided in Section 4.4(c): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or Exercise Price, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or Exercise Price; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Company Group Member with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Company Group Member’s withholding obligation.

(e)             Any tax consequences arising from the grant or exercise of the Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, or Participant), hereunder, shall be borne solely by Participant. Participant is ultimately liable and responsible for, and, to the extent permitted by Applicable Law, agrees to indemnify and keep indemnified the Company Group from, all taxes owed in connection with the Option, regardless of any action any Company Group Member takes with respect to any tax withholding obligations that arise in connection with the Option. No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company Group does not commit and is under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

(f)              The receipt of the Option and the acquisition of the Shares to be issued upon the exercise of the Option may result in tax consequences. PARTICIPANT IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

5.2           [Obligations to the Company. Participant agrees to comply with the restrictive covenants set forth on Annex A, and Participant acknowledges and agrees that the grant of the Option shall be in material part in consideration of Participant’s affirmation of Participant’s agreement to comply with the covenants set forth therein.]

5.3           Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Section 12.2 of the Plan. Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

5.4       Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

5.5        Whole Shares. The Option may only be exercised for whole Shares and in no case may a fraction of a Share be purchased..

5.6       Option Not Transferable. Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, if the Option is a Non-Qualified Stock Option, it may be transferred to Permitted Transferees pursuant to any conditions and procedures the Administrator may require.

5.7           Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.

5.8            Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address or email address reflected on the Company’s records. By a notice given pursuant to this Section 5.8, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.9            Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.10          Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.11         Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

5.12         Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.

5.13       Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.6 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.14         Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.15           No Other Rights. Participant hereby acknowledges that participation in the Plan is voluntary. The value of the Option is an extraordinary item of compensation outside the scope of Participant's normal compensation rights, if any. As such, the Option is not part of normal or expected compensation for purposes of calculating any payments due to severance, resignation, redundancy, end of service, bonuses, long-service awards, pensions or retirement benefits or similar payments. The Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Option under the Plan is a one-time benefit and does not create any contractual or other right to receive any other grant of the Option or other Awards under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the form of the Award, number of Shares subject to an Award, vesting, and exercise or settlement provisions, as relevant.

5.16             Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an Employee or other service provider of any Company Group Member or shall interfere with or restrict in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between a Company Group Member and Participant.

5.17            Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.18          No Obligation to Exercise the Option. The grant and acceptance of the Option imposes no obligation on Participant to exercise.

5.19         Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

5.20            Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.21           Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the right to receive Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

5.22           Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.23            Incentive Stock Options. Participant acknowledges that to the extent the aggregate Fair Market Value of Shares (determined as of the time the option with respect to the Shares is granted) with respect to which Incentive Stock Options, including this Option (if applicable), are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such Incentive Stock Options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such Incentive Stock Options shall be treated as Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three (3) months after Participant’s Termination of Service, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option.

5.24              Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

Annex A

See attached.

A-1

AZIYO BIOLOGICS, inc.
2020 INCENTIVE AWARD PLAN

RESTRICTED STOCK Unit AWARD Grant Notice and restricted stock unit agreement

Aziyo Biologics, Inc., a Delaware corporation (the “Company”), pursuant to its 2020 Incentive Award Plan, as amended from time to time (the “Plan”), in connection with its initial public offering, hereby grants to the holder listed below (“Participant”) the number of Restricted Stock Units set forth below (the “RSUs”). The RSUs are subject to the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:	_______________________
Grant Date:	_______________________
Number of RSUs:	[_____]
Type of Shares Issuable:	Class A Common Stock
Vesting Date:	The RSUs will vest on the third anniversary of the Grant Date, subject to the Participant’s continued employment with or service to a Company Group Member through such date.

Withholding Tax Election: By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, the Participant understands and agrees that as a condition of the grant of the RSUs hereunder, the Participant is required to, and hereby affirmatively elects to (the “Sell to Cover Election”), (1) sell that number of Shares determined in accordance with Section 2.5 of the Agreement as may be necessary to satisfy all applicable withholding obligations with respect to any taxable event arising in connection with the RSUs and similarly sell such number of Shares as may be necessary to satisfy all applicable withholding obligations with respect to any other awards of restricted stock units granted to the Participant under the Plan or any other equity incentive plans of the Company or its predecessor, and (2) to allow the Agent (as defined in the Agreement) to remit the cash proceeds of such sale(s) to the Company. Furthermore, the Participant directs the Company to make a cash payment equal to the required tax withholding from the cash proceeds of such sale(s) directly to the appropriate taxing authorities. The Participant has carefully reviewed Section 2.5 of the Agreement and the Participant hereby represents and warrants that on the date hereof he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent pursuant to the Agreement, and is entering into the Agreement and this election to “sell to cover” in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is the Participant’s intent that this election to “sell to cover” comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Plan, the Agreement and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Plan, the Agreement and the Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement and the Grant Notice.

AZIYO BIOLOGICS, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:

Exhibit A

TO RESTRICTED STOCK UNIT AWARD Grant Notice

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.

ARTICLE I.

general

Section 1.1            Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a)            “Change in Control” shall mean a Change in Control (as defined under the Plan) that constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(b)            “Company Group” shall mean the Company and its Affiliates.

(c)            “Company Group Member” shall mean each member of the Company Group.

(d)            “Disability” shall mean any disability or incapacity that (i) renders Participant unable to substantially perform his duties hereunder for ninety (90) days during any 12-month period or (ii) would reasonably be expected to render Executive unable to substantially perform his or her duties for ninety (90) days during any 12-month period, in each case as determined by the Board in its good faith judgment.

Section 1.2            Incorporation of Terms of Plan. The RSUs and the shares of Common Stock issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

award of restricted stock UNITS

Section 2.1           Award of RSUs

(a)          In consideration of Participant’s past and/or continued employment with or service to a Company Group Member and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 12.2 of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

Section 2.2           Vesting of RSUs.

(a)          Subject to Participant’s continued employment with or service to a Company Group Member on the Vesting Date, and subject to the terms of this Agreement, including, without limitation, Section 2.2(d), the RSUs shall vest on the Vesting Date as set forth in the Grant Notice.

(b)          In the event Participant incurs a Termination of Service prior to the Vesting Date, except as may be otherwise provided herein or by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs granted under this Agreement , and Participant’s rights in any such RSUs shall lapse and expire.

(c)          Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event of Participant’s death or in the event Participant incurs a Disability prior to the Vesting Date, the RSUs shall become vested with respect to all Shares covered thereby on the date of such Termination of Service.

(d)          Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event of the occurrence of a Change in Control prior to the Vesting Date, the RSUs shall become vested with respect to all Shares covered thereby on the date of the consummation of such Change in Control, subject to Participant’s continued employment with or service to a Company Group Member through such Change in Control.

Section 2.3

(a)           Distribution or Payment of RSUs. Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) on or within two business days following the Vesting Date. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.

(b)           All distributions shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.

Section 2.4           Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration permitted under Section 2.5, and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Company Group Member with respect to which the applicable withholding obligation arises.

Section 2.5           Tax Withholding. Notwithstanding any other provision of this Agreement:

(a)           As set forth in Section 10.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Restricted Stock Units. In satisfaction of such tax withholding obligations and in accordance with the Sell to Cover Election included in the Grant Notice, the Participant has irrevocably elected to sell the portion of the Shares to be delivered under the Restricted Stock Units necessary so as to satisfy the tax withholding obligations and shall execute any letter of instruction or agreement required by the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover Election, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the tax withholding obligations directly to the Company and/or its Affiliates. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Restricted Stock Units or the issuance of Shares. In accordance with Participant’s Sell to Cover Election pursuant to the Grant Notice, the Participant hereby acknowledges and agrees:

(i)            The Participant hereby appoints the Agent as the Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the Shares are issued upon the vesting of the Restricted Stock Units, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) apply any remaining funds to the Participant’s federal tax withholding.

(ii)           The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.

(iii)          The Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Participant’s account. In addition, the Participant acknowledges that it may not be possible to sell Shares as provided by subsection (i) above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. The Participant further agrees and acknowledges that in the event the sale of Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Shares as provided by subsection (i) above. In the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the timely payment to the Company and/or its Affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (i) above.

(iv)          The Participant acknowledges that regardless of any other term or condition of this Section 2.5(a), the Agent will not be liable to the Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v)           The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.5(a). The Agent is a third-party beneficiary of this Section 2.5(a).

(vi)          This Section 2.5(a) shall terminate not later than the date on which all tax withholding obligations arising in connection with the vesting of the Award have been satisfied.

(b)         The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c)          Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any other Company Group Member takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

Section 2.6           Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

Section 2.7           Restrictive Covenants. Participant agrees to comply with the restrictive covenants set forth in Sections 7 through 10 in the employment agreement between Participant and a Company Group Member (the “Restrictive Covenants”), which are hereby incorporated by reference, and Participant acknowledges and agrees that the grant of the RSUs shall be in material part in consideration of Participant’s reaffirmation of Participant’s agreement to comply with the covenants set forth therein. In the event the Participant materially breaches the Restrictive Covenants or any other written covenants between such Participant and any Company Group Member, the Participant shall immediately forfeit any and all RSUs granted under this Agreement (whether or not vested), and Participant’s rights in any such RSUs shall lapse and expire.

ARTICLE III.

other provisions

Section 3.1           Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 3.2           RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the RSUs may be transferred to Permitted Transferees, pursuant to any such conditions and procedures the Administrator may require.

Section 3.3           Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.

Section 3.4           Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar foreign entity.

Section 3.5           Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.6           Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 3.7           Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement, shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 3.8           Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.

Section 3.9            Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.10          Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.11          Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Company Group Member or shall interfere with or restrict in any way the rights of any Company Group Member, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Company Group Member and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 3.12          Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Section 3.13          Section 409A. The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively, “Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.

Section 3.14         Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 3.15          Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.

Section 3.16          Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

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